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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is entered into this 15th day of October, 1993, by and between U.S. Medical Instruments, Inc., a California corporation (the "Company"), and Matthew S. Mazur (the "Executive").

                                    RECITAL

         The parties desire to set forth the terms of Executive's employment with the Company.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions herein set forth.

         2. Term.

                  (a) Basic Rule. The Company agrees to employ the Executive, and the Executive agrees to remain in the employment with the Company, from the effective date of this Agreement (the "Commencement Date") until the date when the Executive's employment terminates pursuant to the provisions of this Agreement.

                  (b) Early Termination. The Company may terminate the Executive's employment by giving the Executive thirty (30) days' advance notice in writing. If the Company terminates the Executive's employment for any reason other than Cause or Disability, both as defined below, the provisions of Section 6(a) shall apply. The Executive may terminate his employment by giving the Company thirty (30) days' advance notice in writing. If the Executive terminates his employment under the preceding sentence, the provisions of Section 6(b) shall apply. The Executive's rights under any applicable benefit plans or programs shall be determined under the provisions of those plans or programs. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this subsection 2(b).

                  (c) Death. The Executive's employment shall terminate in the event of his death. The Company shall have no obligation to pay or provide any compensation or benefits on account of the Executive's death, or for periods following the Executive's death. The Executive's rights under the benefit plans and programs of the Company in the event of the Executive's death shall be determined under the provisions of those plans and programs.

                  (d) Cause. The Company may terminate the Executive's employment for cause by giving the Executive thirty (30) days' advance notice in writing. For all purposes under this Agreement, "Cause" shall mean (i) a willful failure by the Executive to substantially perform his duties hereunder, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, (ii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, (iii) a willful breach by the Executive of a material provision of this Agreement, or
(iv) a material and willful violation of a
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federal or state law or regulation applicable to the business of the Company. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith without a reasonable belief that the act or omission was in the Company's best interest. No compensation or benefits will be paid or provided to the Executive on account of a termination for Cause, or for periods following the date when such a termination of employment is effective. The Executive's rights under the benefit plans or programs of the Company shall be determined under the provisions of those plans or programs.

                  (e) Disability. The Company may terminate the Executive's employment for Disability by giving the Executive thirty (30) days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that the Executive, at the time notice is given, has been unable to substantially perform his duties under this Agreement for a period of not less than six (6) consecutive months as the result of his incapacity due to physical or mental illness. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment under this subsection (e) becomes effective, the notice of termination shall automatically be deemed to have been revoked. No compensation or benefits will be paid or provided to the Executive on account of termination for Disability, or for periods following the date when such a termination of employment is effective. The Executive's rights under the benefit plans or programs of the Company shall be determined under the provisions of those plans or programs.

         3. Duties.

                  (a) Position. The Executive shall be employed as President and Chief Executive Officer of the Company. Under the direction of the Company's Board of Directors, the Executive shall have such authority and shall perform such duties as are customary for the office to which he has been appointed, including without limitation the full authority to conduct and direct the day-to-day operations of the Company; subject, however, to such limitations, instructions, directions and control as the Company's Board of Directors may specify from time to time. The Executive shall also be nominated, and the Company shall use its best efforts to elect the Executive, to the Company's Board of Directors.

                  (b) Obligations. The Executive shall devote his entire business time, attention and energies to the business of the Company during the term of the Executive's employment with the Company. The foregoing, however, shall not preclude the Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, as long as such activities and service do not interfere or conflict with his responsibilities to the Company.

                  (c) Location. The Executive's services shall be performed primarily at the Company's principal executive offices at 3500 Estudillo Street, San Diego, California 92210. The parties acknowledge, however, that the Executive may be required to travel in connection with the performance of his duties hereunder.

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         4. Compensation. The Company shall compensate the Executive for all services rendered under this Agreement as follows:

                  (a) Base Compensation. The Company shall pay the Executive a base salary at the annual rate of $180,000, less applicable withholding, payable in accordance with the Company's normal payroll practices. For so long as the Executive remains an employee of the Company, the Executive's base salary shall be reviewed, no less often than annually, and will be adjusted accordingly (the annual compensation specified in this subsection (b), together with any changes in such compensation that the Company's Board of Directors may approve from time to time, is referred to in this Agreement as "Base Compensation.")

                  (b) Annual Bonus. For the Company's fiscal year ending on January 31, 1994, the Company will pay the Executive an annual bonus of $150,000. Future bonuses shall be determined by the Company's Board of Directors.

                  (c) Expenses. The Executive shall be reimbursed for all reasonable business expenses incurred by him in the performance of his duties. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

         5. Employee Benefits.

                  (a) Life Insurance. The Company will pay premiums on a life insurance policy in the amount of $1,000,000, the beneficiary of which will be designated by the Executive.

                  (b) Disability Insurance. The Company will pay or reimburse the Executive for premiums for disability insurance that will cover [80]% of the Executive's base salary. The premiums will be considered compensation and will be shown as compensation on your normal paychecks, subject to withholding.

                  (c) Other Benefits. The Company will also make available to the Executive standard vacation, medical and dental insurance benefits and other employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. In addition, the Company currently indemnifies all officers and directors to the maximum extent permitted by law, in which the Executive will be included. The Company will commit contractually to advance any expenses for which indemnification is available to the extent allowed by applicable law.

         6. Severance Benefits. If the Company terminates the Executive's employment or if the Executive resigns his employment with the Company at any time during the term of this Agreement then, except as otherwise provided in
Section 2 in connection with a termination of the Executive's employment with the Company for Cause or as a result of the Executive's Disability or death, the Executive shall be entitled to receive severance benefits as follows:

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                  (a) Involuntary Termination. If the Executive's employment is terminated by the Company, then the Executive (i) shall be entitled to receive severance pay in an amount equal to thirty-six (36) months' Base Compensation; provided, however, that such payments shall be reduced to the extent of any other compensation that the Executive receives from a subsequent employer, and the Company's obligation to pay severance shall cease in the event the Executive obtains comparable new employment prior to the end of thirty-six (36) months. Such payments shall be in lieu of any other severance or severance-type benefits to which the Executive may be entitled under the Company's then existing benefit plans and programs. Any severance payments to which the Executive is entitled pursuant to this subsection (a) shall be paid periodically in accordance with the Company's normal payroll.

                  (b) Resignation. In the event the Executive resigns his employment with the Company, the Executive shall not be entitled to any severance or other benefits except as may be payable to the Executive under the Company's then existing benefit plans or programs.

                  (c) Survival. The Executive's obligations under Sections 9 and 10 hereof shall survive and continue in effect following any termination of the Executive's employment.

         7. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Executive to the benefits described in subsection 6(a) of this Agreement, subject to the terms and conditions therein.

         8. Arbitration/Governing Law. To the fullest extent permitted by law, any dispute, claim or controversy of any kind (including but not limited to tort, contract and statute) arising under, in connection with, or relating to this Agreement or the Executive's employment, shall be resolved exclusively by binding arbitration in San Diego, California in accordance with the commercial rules of the American Arbitration Association then in effect. The Company and the Executive agree to waive any objection to personal jurisdiction or venue in any forum located in San Diego, California. No claim, lawsuit or action of any kind may be filed by either party to this Agreement; arbitration is the exclusive dispute resolution mechanism between the parties hereto. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The validity, interpretation, effect and enforcement of this Agreement shall be governed by the laws of the State of California.

         9. Proprietary Information. The Executive agrees to execute confidentiality agreements as requested by the Company.

         10. Non-Solicit. The Executive covenants and agrees with the Company that during his employment with the Company and for a period expiring one (1) year after the date of termination of such employment, he will not solicit any of the Company's then-current employees to terminate

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their employment with the Company or to become employed by any firm, company or other business enterprise with which the Executive may then be connected.

         11. Right to Advice of Counsel. The Executive acknowledges that he has consulted with counsel and is fully aware of his rights and obligations under this Agreement.

         12. Miscellaneous.

                  (a) Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered mail to the Executive at his residence as set forth on the Company's records, or to the Company at its address set forth above, or such other addresses as either party shall notify the other in accordance with the above procedure.

                  (b) Integration. This Agreement and the Exhibits hereto represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

                  (c) Waiver. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party of a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

                  (d) Savings Clause. If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

                  (e) Absence of Conflict. The Executive represents and warrants that his employment by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

                  (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day herein first above written.

                                            U.S. MEDICAL INSTRUMENTS, INC.

                                            By:  /s/ Carl R. Brown
                                                 ------------------------------
                                                     Carl R. Brown, Director

                                            EXECUTIVE:

                                            By:  /s/ Matthew S. Mazur
                                                 ------------------------------
                                                     Matthew S. Mazur

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